Exhibit 12(b)

                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
    (a) and (b) of section 1350, chapter 63 of title 18, United States Code)


      In connection with the attached report of The Ehrenkrantz Trust - Ehrenkrantz Growth Fund (the "Fund") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), the undersigned officer of the Fund does hereby certify that, to the best of such officer's knowledge:

      1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

Dated: March 26, 2007

By:  /s/ Thomas Giugliano
     ---------------------
     Thomas Giugliano
     President (Principal Executive Officer) &
     Treasurer (Principal Financial Officer)

This certification is furnished as an exhibit solely pursuant to Item 12(b) of Form N-CSR and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Fund specifically incorporates this certification by reference.



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